REGENT ASSISTED LIVING, INC.

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made effective March 16, 1999, by and between REGENT ASSISTED LIVING, INC., an Oregon corporation (the "Company"), and Eric W. Jacobsen ("Employee").

                                    RECITALS:

     A. The Company is engaged in the business of developing and operating assisted living residences for senior citizens (the "Business").

     B. Employee possesses certain skills, expertise and contacts related to the Business.

     C. Because of those skills, expertise and contacts, the Company desires to employ Employee, and Employee desires to accept employment with the Company, on the terms and conditions set forth herein to supersede any previous terms of employment agreed to by and between the parties.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Employment; Term. The Company hereby employs Employee to perform the duties described herein, and Employee hereby accepts employment with the Company, for a term commencing on the date hereof and expiring at the close of business on June 30, 1999, unless earlier terminated in accordance with Section 6 below.

     2. Position and Duties.

          2.1 Position. During the term of his employment Employee shall serve as Chief Operating Officer of the Company. Employee shall make available all of his business time, attention, skill and efforts for performing services for the Company, and shall devote as much of his business time, attention, skill and efforts to the performance of such services as is required by the Company's Board of Directors (the "Board of Directors"). Employee shall, at all times, be subject to the authority of the Board of Directors.

          2.2 General Terms of Employment. Employee shall be subject to the general terms and conditions of employment applicable to employees of the Company, as established by the Board of Directors from time to time, including, without limitation, all conditions relating to compliance with federal and/or state laws and other governmental rules and regulations issued thereunder as the same may be in effect from time to time.


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     3. Compensation. As compensation for Employee's services under this Agreement, the Company shall pay to Employee during the Employee's term of an annual salary (the "Base Salary") of One Hundred Thirty-Five Thousand Dollars ($135,000), subject to all applicable income tax withholding and other payroll taxes. The Base Salary shall be payable in accordance with the Company's normal payroll practices or on such other basis mutually agreed upon by the parties. The Board of Directors (or the Compensation Committee of the Board of Directors) may adjust the Base Salary upwards, but not downwards.

     4. Benefits. During the term of his employment, Employee shall be entitled to and shall receive all benefits that are customarily provided by the Company to its employees generally, subject to any eligibility requirements.

     5. Reimbursement of Expenses. The Company shall pay or reimburse Employee for all reasonable travel and other expenses incurred by Employee in performing his obligations under this Agreement, provided that:

          5.1 Each such expenditure is incurred by Employee in accordance with such policy guidelines as may be established by the Board of Directors from time to time; and

          5.2 Employee furnishes to the Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure.

     6. Termination of Employment.

          6.1 Termination of the Company for Cause. The Company may terminate this Agreement and Employee's employment with the Company hereunder, effective upon delivery of written notice of termination to Employee setting forth the basis of such termination, for Cause, which shall be defined as any of the following:

               (a) Any misappropriation of funds or property of the Company by Employee;

               (b) The conviction of or plea of guilty or nolo contendere by Employee of a felony or of any crime involving moral turpitude;

               (c) Elective's engagement in illegal or immoral conduct tending to place Employee or the Company, by association with Employee, in disrepute;

               (d) Indulgence in alcohol or drugs to an extent that renders Employee generally unable or unfit to perform his duties hereunder;

               (e) Employee's gross dereliction of duty; or

               (f) Any act or omission that constitutes a material breach by Employee of his obligations under this Agreement.


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          On the effective date of termination, the Company shall pay to Employee his Base Salary accrued through the date of termination. No annual bonus for the fiscal year in which termination is effective or for any subsequent year will be paid. If Employee is terminated for Cause, the Options will not vest.

          6.2 Termination by the Company Without Cause. The Company may terminate this Agreement and Employee's employment with the Company hereunder, effective upon delivery of written notice of termination to Employee, at any time without Cause, as defined above. Upon any such termination without Cause or upon the expiration of the term hereof, Employee shall be entitled to severance pay equal to that to which the Employee would otherwise be entitled through June 30, 1999. The Company and Employee agree that Employee shall have the responsibilities, duties and authority as are reasonably consistent with Employee's position as the of the Company. Notwithstanding the foregoing, Employee acknowledges that Company may retain a new Chief Operating Officer during the term of this Agreement. In such case, Employee agrees to assist the Company and the new Chief Operating Officer with the transfer of duties, responsibilities, and information of Employee to the new Chief Operating Officer and Company may relocate Employee either within or outside of the Company's principal office without violating the terms of this Agreement.

          6.3 Termination for Death or Disability. Employee's obligations and employment hereunder shall terminate immediately, without further notice or action, upon either of the following events:

               (a) The death of Employee. In such event, the Company shall pay to Employee's estate his Base Salary and any other rights (including the annual bonus, if any) accrued to the date of death.

               (b) Employee shall be unable to perform the normal duties of his employment for a period of 90 days as a result of illness or injury. In such event, the Company shall pay to Employee has Base Salary for the 90-day period following the date active services cease and any other rights (including the annual bonus, if any) accrued to that date. Thereafter, Employee shall receive from the Company only such disability income as may be received by the Company from policies covering Employee, if any, and vested benefits under any employee benefit plan in accordance with the terms of that plan.

          6.4 Termination by Employee. Employee may terminate his employment with the Company hereunder at any time by providing 60 days' prior written notice to the Company. On the effective date of termination, the Company shall pay to Employee his Base Salary and any rights accrued through the date of termination.

     7. Restrictive Covenants.

          Employee shall not, except on behalf of the Company, either directly or indirectly, on his own account, or as an employee, consultant, agent, partner, joint venturer, owner, officer, director or stockholder of any other person, firm, partnership, corporation or other entity, or in any other capacity, in any way:

          7.1 Except as otherwise specifically permitted in that certain Restrictive Covenant Agreement dated the date hereof, during the term of his employment, within the United States of America, including


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its possessions and territories, conduct, engage in or aid or assist anyone in the conduct of a business which is substantially similar to or directly competitive with the Business;

          7.2 During the term of his employment and for a period of one year thereafter, solicit, divert, take away or accept orders from, or attempt to solicit, divert, take away or accept orders from, any person, firm, partnership, corporation or other entity, wherever located, for whom the Company performed any services or to whom the Company sold any product within the immediately preceding 12-month period.

          7.3 During the term of his employment and for a period of one year thereafter, solicit, attempt to solicit, hire for employment or engage any person who was an employee, independent contractor or agent employed by or engaged by the Company within the immediately preceding 12-month period.

          7.4 Use for himself or for any other person, firm, corporation, partnership, association or other entity, or divulge or disclose in any manner to any person, firm, corporation, partnership, association or other entity, the identity of the Company's residents or other customers, methods of operation, financial data, sources of supply, know-how, pricing information, records, books, agreements, techniques, forms, procedures, systems, financial information or other trade secrets or confidential or proprietary information used in or relating to the Business (hereinafter referred to as the "Confidential Information"). Notwithstanding anything to the contrary contained in this Agreement, the restrictions on Employee's disclosure and use of the Confidential Information shall not apply to (i) information, or techniques which are or become generally known to the public, other than through disclosure (whether deliberate or inadvertent) by Employee or (ii) disclosure of Confidential Information in judicial or administrative proceedings to the extent Employee is legally compelled to disclose such information, provided Employee shall have used his best efforts, and shall have afforded the Company the opportunity, to obtain an appropriate protective order or other assurance satisfactory to the Company or confidential treatment for the information required to be so disclosed.

          7.5 Employee hereby agrees that the periods of time, geographical scope and other limitations provided for in this Section 7 above are the minimum such terms necessary to protect the Company and its successors and assigns in the use and employment of the goodwill respecting the Business and the Company. Employee further agrees that damages cannot adequately compensate the Company in the event of Employee's breach of any of the covenants contained in this Section
7. Accordingly, Employee agrees that in the event of a breach of any of such covenants, the Company shall be entitled to obtain injunctive relief against Employee, without bond but upon due notice, in addition to such other relief as may appertain at law or in equity. Obtainment of any such injunction by the Company shall not be deemed an election of remedies or a waiver of any right to assert any other remedies the Company may have at law or in equity. The existence of any claim or cause of action of Employee against the Company, of whatever nature, shall not constitute a defense to the Company's enforcement of such restrictive covenants. To the extent any of such restrictive covenants are deemed unenforceable by virtue of their scope in terms of geographical area, length of time or otherwise, but may be made enforceable by limitations hereon, Employee agrees that the same shall be enforceable to the fullest extent permissible under the laws and public policies of the jurisdiction in which enforcement is sought. The parties hereto hereby authorize any court of competent jurisdiction to modify or reduce the scope of the restrictive covenants to the extent necessary to make such restrictive covenants enforceable.

          7.6 Employee agrees to indemnify and hold the Company harmless from and against any and all loss, cost, damages, liability and expense (including, without limitation, reasonable attorneys' fees,

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court costs and reasonable litigation expenses) which the Company shall suffer, sustain or incur as a result of, arising from or in connection with any failure of performance or breach of agreement by Employee hereunder after a final non-appealable order from a court of competent jurisdiction.

     8. Miscellaneous Provisions.

          8.1 Severability. If any provision of this Agreement is deemed by any court of competent jurisdiction to be invalid or unenforceable for any reason, the remaining terms and provisions hereof shall remain binding upon the parties.

          8.2 Notices. All notices and other communications required or permitted hereunder shall be in writing; shall be delivered personally, including by means of telecopy, or mailed by registered or certified mail, postage prepaid and return receipt requested; shall be deemed given on the date of personal delivery or on the date set forth on the return receipt; and shall be delivered or mailed to the addresses or telecopy numbers set forth below or to such other address as any party may from time to time direct:

          If to the                     Regent Assisted Living, Inc.
          Company, to:                  121 SW Morrison Street, Suite 1000
                                        Portland, OR 97204
                                        Telecopy: (503) 274-4685
                                        Attention: President

          Copy to:                      Regent Assisted Living, Inc.
          Company, to:                  121 SW Morrison Street, Suite 1000
                                        Portland, OR 97204
                                        Telecopy: (503) 274-4685
                                        Attention: Chief Legal Officer

          If to                         Eric W. Jacobsen
          Employee,                     01350 SW Radcliffe Road
          to:                           Portland, OR 97219

          8.3 Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. The rights and obligations of Employee hereunder are personal to him and are not subject to voluntary or involuntary alienation or transfer by him.

          8.4 Waiver; Amendment. The provisions of this Agreement may be waived or amended only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought. Any waiver of any term or condition of this Agreement or any breach hereof shall not operate as a waiver of any other such term, condition or breach, and no failure to enforce any provision hereof shall operate as a waiver of such provision or of any other provision hereof.

          8.5 Attorneys' Fees. If suit or action is filed by either party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees as fixed by the trial court and, if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed by the appellate court.


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          8.6 Headings. The section headings in this Agreement are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement.

          8.7 Entire Agreement. This Agreement sets for the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations, understandings or written agreements among the parties hereto relating to the subject matter contained herein, and merges all prior and contemporaneous discussions among them. Without limiting the foregoing, the parties agree that all prior written or oral agreements between Employee and the Company, or any predecessor or affiliate of the Company, regarding the terms of Employee's employment are terminated and superseded by this Agreement.

          8.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oregon (except for its choice-of-law provisions).

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

     THE COMPANY:                      REGENT ASSISTED LIVING, INC.



                                       By: WALTER C. BOWEN
                                          --------------------------------
                                           Walter C. Bowen, President



                                       ERIC W. JACOBSEN
     EMPLOYEE:                         -----------------------------------
                                       Eric W. Jacobsen


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